EXHIBIT 5(B)

                       WORSHAM FORSYTHE & WOOLDRIDGE LLP
                        Attorneys and Counselors at Law
                         1601 Bryan Street, 30th Floor
                              Dallas, Texas 75201

                                ---------------
                            Telephone (214) 979-3000
                               Fax (214) 880-0011


                                  May 10, 2000



Texas Utilities Company
(doing business as TXU Corp.)
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

     Referring to the Registration Statement on Form S-8 filed by Texas Utilities Company, doing business as TXU Corp. ("Company"), on December 21, 1999 (File No. 333-93181) as amended by the Post-Effective Amendment No. 1 filed on December 22, 1999 and the Post-Effective Amendment No. 2 to be filed on or about the date hereof (together, the "Registration Statement") with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of (i) up to 4,000,000 shares of the Company's common stock, without par value ("Stock") and the attached Preference Stock Purchase Rights (the "Rights"), to be offered from time to time in connection with the Employees' Thrift Plan of the Texas Utilities Company System and the ENSERCH Corporation Employee Stock Purchase and Savings Plan (together, the "Plan") and (ii) an indeterminate amount of interests in the Plan, we are of the opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

     2. All requisite action necessary to make any shares of authorized but unissued Stock validly issued, fully paid and non-assessable and to make valid the interests in the Plan will have been taken when any shares of authorized but unissued Stock shall have been issued and delivered for the consideration contemplated in the Plan.

     3. The Rights, when issued as contemplated by the Registration Statement will be validly issued.

     We are members of the State Bar of Texas and do not hold ourselves out as experts on the laws of the State of New York. As to all matters of New York law, we have with your consent relied upon an opinion of even date herewith addressed to you by Thelen Reid & Priest LLP, New York, New York, of Counsel to the Company, which is being filed as an exhibit to the Registration Statement.


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     We hereby consent to the use of our name in the Plan prospectus in relation to our review of the statements of law and legal conclusions under the caption "Description of Capital Stock" and to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            WORSHAM FORSYTHE
                                               WOOLDRIDGE LLP


                                            By:          /s/  T.A. Mack
                                                -----------------------
                                                              A Partner